EXHIBIT 10.1
FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT
This First Amendment to Management Services Agreement is dated as of March 27, 2013 and is between SP Corporate Services LLC (“SP Corporate”), a Delaware limited liability company having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and Handy & Harman Ltd., a Delaware corporation and Handy & Harman Group Ltd., a Delaware corporation (collectively, the “Company”), having an office at 1133 Westchester Avenue, Suite N-222, White Plains, New York 10604.
RECITALS
The Company and SP Corporate are parties to the January 1, 2012 Management Services Agreement, whereby SP Corporate furnishes the Company and its subsidiaries with certain Services. The parties desire to amend the Management Services Agreement to clarify the designation of a Principal Executive Officer (as opposed to a Chief Executive Officer) and, following the reallocation of certain information technology resources, to modify the payments to be made by the Company to SP Corporate.
1.Defined Terms. Defined terms used but not defined in this First Amendment are as defined in the Management Services Agreement.

2. Global Amendment to Management Services Agreement. The Management Services Agreement is hereby amended in its entirety by replacing “Chief Executive Officer” with “Principal Executive Officer” and replacing “CEO Designee” with “PEO Designee”.

3.Amendment to Section 3. Section 3 of the Management Services Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

3.01    In consideration of Services furnished by SP Corporate hereunder, the Company shall pay to SP Corporate:

(a)	a fixed annual fee with respect to the Executive Services in the amount of $1,740,000, which amount shall be reviewed and adjusted annually upon mutual agreement by the parties hereto; and

(b)	a fixed annual fee with respect to the Corporate Services in the amount of $7,145,046, which amount shall be reviewed and adjusted annually upon mutual agreement by the parties hereto.

The fees payable hereunder shall be paid by the Company to SP Corporate in equal monthly installments in advance of the first day of each month during the term of this Agreement.
4. Confirmation of Agreement. All other terms of the Agreement shall remain in full force and effect.

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The parties have duly executed this First Amendment as of the date first written above.

SP CORPORATE SERVICES LLC

By: /s/ Jack L. Howard
Name: Jack L. Howard
Title: President

HANDY & HARMAN LTD.

By: /s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President and CFO

HANDY & HARMAN GROUP LTD.

By: /s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President